Exhibit 99.1

Shepherd Ave Capital Acquisition Corporation Announces Corporate Name Change

Wilmington, DE, March 11, 2025 (GLOBE NEWSWIRE) -- Shepherd Ave Capital Acquisition Corporation (Nasdaq: SPHA) (“SPHA”) announced that, following receipt of shareholder approval at an Extraordinary General Meeting of Shareholders on March 11, 2025, it has filed an amendment to its Amended and Restated Memorandum and Articles of Association (the “Memorandum and Articles”) with the Cayman Islands Registrar of Companies to reflect a corporate name change from ‘Shepherd Ave Capital Acquisition Corporation” to “Aifeex Nexus Acquisition Corporation.” The Company’s ticker symbols for its units, ordinary shares and rights will change from “SPHAU”, “SPHA”, “SPHAR”, in each case to “AIFEU”, “AIFE”, and “AIFER” commencing on March 12, 2025.

About SPHA

SPHA is a newly incorporated, blank check company formed in the Cayman Islands for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. While the Company may pursue an initial business combination target in any business or industry, it intends to identify companies with strong management team, niche deal size with growth potential, long-term revenue visibility with defensible market position, and benefits from being a U.S. public company. The sponsor of the Company is Aitefund Sponsor LLC.

Forward-Looking Statements

This press release includes certain statements that are not historical facts, but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends that are not statements of historical matters. These forward-looking statements are based on various assumptions, whether or not identified in this press release, and on current expectations of the management of SPHA and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of SPHA. SPHA specifically disclaims any obligation to update or revise any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing SPHA’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

William W. Snyder, CEO

221 W 9th St, #859

Wilmington, DE 19801

bill@shepherdavecapital.com